EXHIBIT 99.1

FENTURA FINANCIAL, INC.
P.O. BOX 725
FENTON, MI 48430-0725

Contact:	Ronald L. Justice SVP Corporate Governance & Investor Relations Fentura Financial, Inc. (810) 714-3902 August 2, 2005

For Immediate Release

FENTURA FINANCIAL, INC. ANNOUNCES INVESTMENT IN BANKERS BANCSHARES

        Fentura Financial, Inc. recently became an investor in Bankers Bancshares, Inc. headquartered in Gahanna, Ohio. Bankers Bancshares, Inc. is the holding company for Great Lakes Bankers Bank which provides various correspondent banking services to community banks throughout the Midwest. Eighty Midwest banks or bank holding companies own stock in Bankers Bancshares, Inc. and Fentura is the first Michigan bank to join the investor group.

        According to Donald L. Grill, President and CEO of Fentura Financial, Inc., “This investment exhibits our growing support for community banking and strengthens our relationship with Bankers Bancshares, Inc. Our subsidiary bank, The State Bank, has enjoyed a successful correspondent banking relationship with Great Lake Bankers Bank for over three years.”

        Charlotte Martin, President and CEO of Bankers Bancshares, Inc. indicated, “We are pleased that Fentura Financial, Inc. has become the first Michigan bank company to invest in our company. We have enjoyed a strong working relationship with The State Bank, and see this as a springboard for expanding our services to more Michigan-based community banks,”

        Fentura Financial, Inc. is a bank holding company headquartered in Fenton, Michigan. Subsidiary banks include The State Bank headquartered in Fenton with offices serving Fenton, Linden, Holly, Grand Blanc, and Brighton; Davison State Bank headquartered in Davison, Michigan with offices serving Davison and Goodrich; and West Michigan Community Bank headquartered in Hudsonville, Michigan with offices serving Hudsonville, Holland, Jenison, and Grandville. Fentura Financial, Inc. shares are traded over the counter under the FETM trading symbol.

###